UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2007

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2007, Gaiam issued the press release attached as Exhibit 99.1 announcing that Gaiam purchased 2.5 million shares of its Class A common stock from Revolution Living, LLC. In connection with the purchase, on February 6, 2007 Gaiam, Revolution Living, Jirka Rysavy and Steve Case entered into the agreement attached as Exhibit 10.1 (the “Agreement”). In addition to Gaiam’s purchase of shares, under the Agreement Rysavy, Gaiam’s Chairman and largest shareholder, purchased, for approximately $7.2 million, Revolution Living’s option to acquire approximately 2.3 million of his Gaiam shares at $10 per share. Also, a Revolution Living subsidiary purchased Gaiam’s $3.8 million investment in "LIME: Healthy Living with a Twist," a multi-media company controlled by Revolution Living. As a part of the transaction, the Shareholders Agreement and the Transaction Agreement among Gaiam, Revolution Living, Rysavy and Steve Case (entered into when Revolution Living acquired its Gaiam shares in August 2005) were each terminated. In accordance with the Agreement, David Golden, a representative of Revolution Living, who had been appointed to serve on the Gaiam board of directors in accordance with the Transaction Agreement and the Shareholders Agreement, and Rob Sussman, a representative of Gaiam who had been appointed to serve on LIME’s board of directors in accordance with the Transaction Agreement and the Shareholders Agreement, both resigned as directors. The Agreement is attached as Exhibit 10.1 and the foregoing summary of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

To raise the funds necessary to purchase Revolution Living's option, Rysavy transferred 545,318 of his Gaiam shares to Prentice Capital and affiliated funds for $13.14 per share, with Rysavy directing all of the proceeds from the transaction to Revolution Living.

Item 1.02	Termination of a Material Definitive Agreement

The information contained under Item 1.01 is hereby incorporated by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained under Item 1.01 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement and General Release and Settlement dated as of February 6, 2007 among Gaiam, Inc., Revolution Living, LLC, Jirka Rysavy and Stephen M. Case

99.1	Press Release issued by Gaiam, Inc. on February 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

	By:	/s/ John Jackson
Vice President

Date: February 12, 2007

Exhibit 10.1

PURCHASE AGREEMENT

AND GENERAL MUTUAL RELEASE AND SETTLEMENT

This Purchase Agreement and General Mutual Release and Settlement (the “Agreement”) is entered into as of February 6, 2007 by and among Gaiam, Inc., a Colorado corporation (“Gaiam”), Jirka Rysavy, an individual (“Rysavy”), Revolution Living LLC, a Delaware limited liability company (“Revolution Living”), Stephen M. Case, an individual (“Case”), and Alps Communications LLC, a Delaware limited liability company (“Alps”). Gaiam, Rysavy, Revolution Living, Case, and Alps are collectively referred to as the “Parties.”

RECITALS

WHEREAS, Gaiam, Revolution Living and Life Balance Media Holdings LLC, a Delaware limited liability company (“Wisdom”) entered into a Transaction Agreement dated as of August 4, 2005 (the “Transaction Agreement”) and the certain of the Parties entered into a Shareholders Agreement dated as of August 4, 2005 (the “Shareholders Agreement”) pursuant to which, among other things, Revolution Living acquired 2,500,000 shares (the “Revolution Shares”) of Gaiam’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and an option to acquire certain additional shares of Class A Common Stock from Rysavy (the “Option”).

WHEREAS, the Parties have agreed to enter into this Agreement, pursuant to which: (i) Revolution Living will cancel the Option, and Rysavy will transfer $7,165,478.50 to Revolution Living (the “Option Consideration”), in consideration of Revolution Living’s cancellation of the Option; (ii) Revolution Living will sell the Revolution Shares to Gaiam, and Gaiam will purchase the Revolution Shares for a total of $32,834,521.50 in cash; (iii) Alps will prepay its promissory note dated February 28, 2006 payable to Gaiam in the principal amount of $2,250,000 (together with accrued interest in the amount of $157,500) (the “Wisdom Note”); (iv) Alps will acquire the 4,876 Series A Preferred Units issued by Wisdom and currently owned by Gaiam for $1,462,823 in cash (such Series A Preferred Units and all associated rights, the “Wisdom Interest”); and (vi) the Parties will enter into certain other agreements as described in this Agreement and the Parties will fully and finally release and settle all disputes, claims, and demands related to any of the foregoing.

NOW, THEREFORE, the Parties, for good and valuable consideration the receipt of which is hereby acknowledged, agree as follows:

1.     Transfer of the Option Consideration; Purchase and Sale of Revolution Shares and Purchase and Sale of Wisdom Interest.

1.1     Transactions. Effective as of the date of this Agreement, (a) Rysavy hereby transfers the Option Consideration to Revolution Living, (b) Revolution Living hereby sells the Revolution Shares to Gaiam, and Gaiam hereby purchases such Revolution Shares from Revolution Living, and (c) Gaiam hereby sells the Wisdom Interest to Alps, and Alps hereby purchases such Wisdom Interest from Gaiam.

1.2     Representations and Warranties by Revolution Living. Revolution Living represents and warrants to Gaiam that the following statements are true and correct in all respects:

(a)            it is the sole record and beneficial owner of the Revolution Shares and has not transferred any interest in the Revolution Shares;

(b)            the Revolution Shares are free and clear of any lien, security interest, encumbrance or claim (other than any of the foregoing created under federal securities laws);

(c)            it will transfer to Gaiam good and marketable title to the Revolution Shares, free and clear of any lien, security interest, encumbrance or claim (other than any of the foregoing created under federal securities laws);

(d)            it has had available to it the most recent financial statements prepared by Gaiam and Wisdom and all other information which it considers material in connection with the sale of the Revolution Shares to Gaiam pursuant to this Agreement and the purchase of the Wisdom Interest pursuant to this Agreement, and Revolution Living has been afforded an opportunity to obtain such information from Gaiam and Wisdom (including information on Gaiam’s and Wisdom’s prospects);

(e)            it has the capacity to protect its own interests in connection with the sale of the Revolution Shares to Gaiam and the purchase of the Wisdom Interest from Gaiam;

(f)             it acknowledges and agrees that the sale of the Revolution Shares and the Wisdom Interest pursuant to this Agreement is made in exchange for fair and equivalent consideration;

(g)            it has entered into this Agreement based on its own knowledge, investigation and analysis and that of its advisors, if any;

(h)            it understands that Gaiam's plans for the future, if successful, may result in Gaiam’s capital stock becoming more valuable and that the future value of the Revolution Shares could substantially exceed the amounts Revolution Living will receive under this Agreement, and it understands that the Wisdom Interest is a speculative investment and that the Wisdom Interest may become worthless;

(i)             none of Gaiam or any Gaiam Released Party (as defined below) has made any representation about the advisability of the decision to sell the Revolution Shares or the potential future value of the Revolution Shares or the decision to purchase the Wisdom Interest or the potential future value of the Wisdom Interest;

(j)             it is solely responsible for any tax liability it may incur as a result of the transactions specified in this Agreement, including but not limited to any federal or state income or capital gains tax liabilities that may arise as a result of the sale of the Revolution Shares and the payments contemplated by this Agreement;

(k)            Gaiam has not given it any tax advice and has made no representations regarding the possible tax treatment of the transactions contemplated by this Agreement; and

(l)             it is solely responsible for the accounting treatment for Revolution Living of these transactions.

1.3     Representations and Warranties by Gaiam. Gaiam represents and warrants to Revolution Living and Alps that the following statements are true and correct in all respects:

(a)            it is the sole record and beneficial owner of the Wisdom Interest and has not transferred any interest in the Wisdom Interest;

(b)            the Wisdom Interest is free and clear of any lien, security interest, encumbrance or claim;

(c)            it will transfer to Alps good and marketable title to the Wisdom Interest, free and clear of any lien, security interest, encumbrance or claim;

(d)            it has had available to it the most recent financial statements prepared by Wisdom and all other information which it considers material in connection with the sale of the Wisdom Interest to Alps pursuant to this Agreement and has been afforded an opportunity to obtain such information from Wisdom (including information on Wisdom’s prospects);

(e)            it has the capacity to protect its own interests in connection with the sale of the Wisdom Interest to Alps;

(f)             it acknowledges and agrees that the sale of the Wisdom Interest pursuant to this Agreement is made in exchange for fair and equivalent consideration;

(g)            it has entered into this Agreement based on its own knowledge, investigation and analysis and that of its advisors, if any;

(h)            it understands that Wisdom’s plans for the future, if successful, may result in Wisdom’s equity becoming more valuable and that the future value of the Wisdom Interest could substantially exceed the amounts Gaiam will receive under this Agreement and it understands that the potential future value of the Revolution Shares could be substantially less than the amounts Gaiam is paying Revolution Living under this Agreement;

(i)             none of Revolution Living, Alps or any Revolution Released Party (as defined below) has made any representation about the advisability of the decision to sell the Wisdom Interest or the potential future value of the Wisdom Interest or about the advisability of the decision to purchase the Revolution Shares;

(j)             it is solely responsible for any tax liability it may incur as a result of the transactions specified in this Agreement, including but not limited to any federal or state income or capital gains tax liabilities that may arise as a result of the sale of the Wisdom Interest and the payments contemplated by this Agreement;

(k)            Neither Revolution Living nor Alps has given it any tax advice or has made any representations regarding the possible tax treatment of the transactions contemplated by this Agreement;

(l)             it is solely responsible for the accounting treatment for Gaiam of these transactions; and

(m)           after giving effect to the transactions contemplated by this Agreement, (i) Gaiam is able to pay its debts as they become due in the usual course of business; and (ii) Gaiam’s total assets exceed the sum of its total liabilities.

1.4     Representations and Warranties by Rysavy. Rysavy represents and warrants to Revolution Living that the following statements are true and correct in all respects:

(a)            he has had available to him the most recent financial statements prepared by Gaiam and all other information which he considers material in connection with the transfer of the Option Consideration to Revolution Living pursuant to this Agreement, and he has been afforded an opportunity to obtain such information from Gaiam (including information on Gaiam’s prospects);

(b)            he has the capacity to protect his own interests in connection with the transfer of the Option Consideration to Revolution Living;

(c)            he acknowledges and agrees that the transfer of the Option Consideration pursuant to this Agreement is made in exchange for fair and equivalent consideration;

(d)            he has entered into this Agreement based on his own knowledge, investigation and analysis and that of his advisors, if any;

(e)            none of Revolution Living or any Revolution Released Party has made any representation about the advisability of the decision to transfer the Option Consideration;

(f)             he is solely responsible for any tax liability it may incur as a result of the transactions specified in this Agreement, including but not limited to any federal or state income or capital gains tax liabilities that may arise as a result of the transactions contemplated by this Agreement; and

(g)            Revolution Living has not given him any tax advice and neither has made any representations regarding the possible tax treatment of the transactions contemplated by this Agreement.

2.        Deliveries. In connection with the closing of the transactions contemplated by this Agreement, (a) Revolution Living shall deliver to Gaiam one or more stock certificates representing the Revolution Shares, duly endorsed by Revolution Living for transfer to Gaiam, (b) Rysavy shall deliver a wire transfer of $7,165,478.50 to Revolution Living, (c) Gaiam will deliver a wire transfer of $28,964,198.50 to Revolution Living (representing the $32,834,521.50 amount described above, less the $2,407,500 in principal and accrued interest on the Wisdom Note and less the $1,462,823 purchase price for the Wisdom Interest), (d) Gaiam will deliver the Wisdom Note to Revolution Living for cancellation, (e) Gaiam will cause Rob Sussman to resign as a director of Wisdom, and (f) Revolution Living will cause David Golden to resign as a director of Gaiam.

3.       Termination of Agreements; Option. The Parties agree that the Transaction Agreement and the Shareholders Agreement are hereby terminated in all respects, including, without limitation, the Option and all provisions relating to the Option.

4.	Release.

4.1     Definition of Released Subject Matters. The term “Released Subject Matters” means and includes any and all matters relating or pertaining to or arising out of any agreement, arrangement, understanding or relationship between Revolution Living, Alps, Wisdom and/or Case, on one hand, and Gaiam and/or Rysavy, on the other hand, including, without limitation, the Transaction Agreement, the Shareholders Agreement and the transactions contemplated by such agreements, including without limitation the sale and issuance by Gaiam of the Revolution Shares to Revolution Living, the purchase by Revolution Living from Gaiam of the Revolution Shares, the issuance by Rysavy of the Option to Revolution Living, the acquisition by Revolution Living from Rysavy of the Option, the ownership of the Revolution Shares by Revolution Living, the sale and issuance by Wisdom of Series A Preferred Units of Wisdom to Gaiam, the purchase by Gaiam from Wisdom of Series A Preferred Units of Wisdom, the making of the Wisdom Note, and the ownership of Series A Preferred Units of Wisdom by Gaiam; provided, that the term Released Subject Matters shall not include the obligations imposed by this Agreement.

4.2     Releases by Gaiam and Rysavy. Each of Gaiam and Rysavy, and their respective successors, assigns and heirs, hereby irrevocably and unconditionally releases, acquits and forever discharges each of Revolution Living, Alps and Case and their present and former successors, assigns, heirs, agents, employees, representatives and attorneys (the “Revolution Released Parties”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which have arisen out of, or which may arise with respect to, the Released Subject Matter, including, but not limited to, claims arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or the violation of any federal, state or other governmental statute, regulation, or ordinance, which Gaiam and Rysavy, and their respective successors and assigns at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Revolution Released Parties.

4.3     Releases by Revolution Living, Alps and Case. Each of Revolution Living, Alps and Case, and their respective successors, assigns and heirs, hereby irrevocably and unconditionally releases, acquits and forever discharges Gaiam and Rysavy each of their present and former successors, assigns, heirs, agents, employees, representatives and attorneys (the “Gaiam Released Parties”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which have arisen out of, or which may arise with respect to, the Released Subject Matter, including, but not limited to, claims arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or the violation of any federal, state or other governmental statute, regulation, or ordinance, which Revolution Living, Alps and Case, and their respective successors, assigns and heirs at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of Gaiam Released Parties.

5.        Covenants Not to Sue. From and after the date of this Agreement, Gaiam and Rysavy each covenants not to institute, either on its or his own behalf or on behalf of any other person or entity, any action or suit at law or in equity, nor to institute, to prosecute or in any way to aid in the institution or prosecution of any claim, demand, action, or cause of action for damages, costs, expenses, or compensation for or on account of any damage, loss or injury either to person or property, or both, whether developed or undeveloped, resulting or to result, known or unknown, past, present or future, against the Revolution Released Parties arising out of the Released Subject Matter. From and after the date of this Agreement, each of Revolution Living, Alps and Case covenants not to institute, either in its or his individual capacity or on behalf of any other person or entity, any action or suit at law or in equity, nor to institute, to prosecute or in any way to aid in the institution or prosecution of any claim, demand, action, or cause of action for damages, costs, expenses, or compensation for or on account of any damage, loss or injury either to person or property, or both, whether developed or undeveloped, resulting or to result, known or unknown, past, present or future, against Gaiam Released Parties arising out of the Released Subject Matter.

6.        Indemnification. Gaiam agrees to indemnify and hold harmless Revolution Released Parties from and against the full amount of any liability, loss, damage, or expense (including costs and reasonable and necessary attorneys’ fees incurred by Revolution Released Parties and any judgment required to be paid) for any breach by Gaiam of the provisions of this Agreement. Rysavy agrees to indemnify and hold harmless Revolution Released Parties from and against the full amount of any liability, loss, damage, or expense (including costs and reasonable and necessary attorneys’ fees incurred by Revolution Released Parties and any judgment required to be paid) for any breach by Rysavy of the provisions of this Agreement. Revolution Living agrees to indemnify and hold harmless Gaiam Released Parties from and against the full amount of any liability, loss, damage, or expense (including costs and reasonable and necessary attorneys’ fees incurred by Gaiam Released Parties and any judgment required to be paid) for any breach by Revolution Living of the provisions of this Agreement. Case agrees to indemnify and hold harmless Gaiam Released Parties from and against the full amount of any liability, loss, damage, or expense (including costs and reasonable and necessary attorneys’ fees incurred by Revolution Released Parties and any judgment required to be paid) for any breach by Case of the provisions of this Agreement. Alps agrees to indemnify and hold harmless Gaiam Released Parties from and against the full amount of any liability, loss, damage, or expense (including costs and reasonable and necessary attorneys’ fees incurred by Gaiam Released Parties and any judgment required to be paid) for any breach by Alps of this Agreement.

7.       Covenants. Each of Gaiam and Rysavy agrees that it or he will not, for a period of three years after the date of this Agreement, make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended, or might reasonably be anticipated to disparage or be derogatory to Case or Revolution Living. Each of Revolution Living and Case agrees that it or he will not, for a period of three years after the date of this Agreement, make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended, or might reasonably be anticipated to disparage or be derogatory to Rysavy or Gaiam. Gaiam agrees (and agrees that it will cause its controlled affiliates to agree) that it will not, directly or indirectly, in any capacity, for a period of three years after the date of this Agreement, solicit any employee as of the date hereof of Revolution Living or any other controlled affiliate of Revolution LLC to leave his or her employment (other than solicitations by general advertisements), or hire any employee as of the date hereof of Revolution Living or any other controlled affiliate of Revolution LLC (other than in response to a solicitation by general advertisements). Revolution Living agrees (and agrees that it will cause the controlled affiliates of Revolution LLC to agree) that it will not, directly or indirectly, in any capacity, for a period of three years after the date of this Agreement, solicit any employee as of the date hereof of Gaiam or any of its controlled affiliates to leave his or her employment (other than solicitations by general advertisements), or hire any employee as of the date hereof of Gaiam or any of its controlled affiliates (other than in response to a solicitation by general advertisements).

8.        Confidentiality. Each of the Parties understands and agrees that the negotiations leading to this Agreement, the terms of this Agreement, including the financial terms, and the information provided in connection with this Agreement, shall be strictly confidential; provided, however, that the Parties shall be permitted to disclose (i) information required by law, including federal securities laws, any order of any court or administrative tribunal and the requirements of the Nasdaq Global Market, (ii) information in confidence to the Parties’ respective attorneys, accountants and other professional advisors and (iii) information as necessary to enforce or uphold the rights of the Parties under this Agreement or to effectuate the terms of this Agreement. In addition, each of the Revolution Released Parties that has attended a meeting of the board of directors of Gaiam and is not otherwise subject to a confidentiality or non-disclosure agreement with Gaiam agrees to keep confidential, and not to disclose (except as required by law) or use for any purpose, any confidential information provided to such Revolution Released Party in connection with any such board meeting of Gaiam for a period of twelve months following the date of the board meeting at which such Revolution Released Party received the materials, and each of the Gaiam Released Parties that has attended a meeting of the board of directors of Wisdom and is not otherwise subject to a confidentiality or non-disclosure agreement with Wisdom agrees to keep confidential, and not to disclose (except as required by law) or use for any purpose, any confidential information provided to such Gaiam Released Party in connection with any such board meeting of Wisdom for a period of twelve months following the date of the board meeting at which such Gaiam Released Party received the materials.

9.        No Admission. Neither any undertaking made nor any action taken hereunder nor the fact that this Agreement was executed by the Parties shall be construed as an admission of any fact which might otherwise give rise to liability on the part of any Party. Each Party hereby expressly denies any such liability.

10.     Consultation with Counsel. Each of the Parties acknowledges that it or he, respectively, has read this Agreement and understands all of its terms, and that this Agreement is executed voluntarily, without duress, and with full knowledge of its legal significance. Each of the Parties has received independent legal advice from an attorney with respect to the legal consequences of making the settlement and release and the purchases and sales provided for in this Agreement and with respect to the execution of this Agreement.

11.     Entire Agreement. This Agreement contains the entire agreement between the Parties and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. None of the Parties are relying on any oral or written representation, warranty or statement of any other Party, other than as expressly set forth in this Agreement. This Agreement is not intended to confer any rights or remedies upon any person or entity other than the Parties, except that Wisdom shall be a third party beneficiary of the obligations of the Gaiam Released Parties in Section 8.

12.     Severability. The provisions of this Agreement are severable. If any provision is found to be unenforceable, all other provisions shall remain in full force and effect. This Agreement shall survive the termination of any arrangements contained herein.

13.     Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts each of which may be considered an original, and all of which together shall constitute one and the same document. Facsimile copies of signature pages shall be treated as original signature pages.

14.     Continuing Assistance. The Parties agree, without further consideration, to sign and/or cause to be signed, and to deliver to the appropriate person or entity any other documents and to take any other action as may be reasonably necessary to fulfill their respective obligations under this Agreement.

15.     Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law or choice of law. All disputes relating to the validity, the interpretation, or the enforcement of this Agreement shall be brought and maintained exclusively in the state or federal courts within the State of Delaware, and the Parties hereby consent to jurisdiction and venue therein.

16.       Attorneys’ Fees. It is understood and agreed by the Parties that each Party shall bear his or its own attorneys’ fees and costs in connection with this Agreement.

17.     Construction. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

18.     Amendments; Successors and Assigns. This Agreement may be modified, or any provision waived, only by a writing executed by the Parties. This Agreement is binding upon and for the benefit of the respective successors and assigns of the Parties. For purposes hereof, the successors and assigns of the Parties shall include any person or entity succeeding to a substantial portion of the assets (or rights to assets) of a Party, whether pursuant to a sale or other transfer or disposition and whether in a single transaction or a series of related transactions.

19.     Injunctive Relief. The Parties confirm and acknowledge to each other that money damages might not be a sufficient remedy for any breach of this Agreement and that a Party seeking to enforce this Agreement shall be entitled to seek to enforce this Agreement by injunctive relief as a remedy for such breach or any threatened breach of this Agreement, but that such remedy shall not be deemed the exclusive remedy for breach of this Agreement.

20.     Representations. Each Party represents and warrants that: (a) such Party has the requisite power and authority to make, execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary action on the part of such Party and (c) this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

[Signature Page Follows]

In witness whereof, the Parties have executed this Agreement as of the date first set forth above:
Gaiam, Inc.

_____________________________
By: Lynn Powers, President

_____________________________
Jirka Rysavy

Revolution Living LLC

_____________________________
By:
Its:

_____________________________
Stephen M. Case

Alps Communications LLC

_____________________________
By:
Its:

Exhibit 99.1

Gaiam Repurchases 2.5 Million Shares

Wednesday February 7, 6:00 am ET

BROOMFIELD, Colo. and WASHINGTON, Feb. 7 /PRNewswire-FirstCall/ -- Gaiam, Inc. (Nasdaq: GAIA - News), the lifestyle media company that caters to people who value personal development, natural health, and inspirational entertainment and Revolution Living, the unit of Steve Case's Revolution LLC focused on the "green lifestyle" and natural living, announced today that Gaiam purchased 2.5 million shares of Gaiam common stock held by Revolution Living for $13.14 per share.

Gaiam's repurchase of the shares reduced the number of Gaiam's shares outstanding by approximately 9%. The $13.14 per share price agreed by the parties is the average price over the last 90 days of Gaiam shares. With Gaiam's strong revenue for the fourth quarter and cash position above $100 million level, even after cash outlays for two additional acquisitions and two content licensing deals executed during the last 90 days, Gaiam's board of directors approached Revolution with the share repurchase. Gaiam's cash position as of the year end, giving a pro-forma effect of the repurchase, would be approximately $75 million with no debt and an unused credit line.

Jirka Rysavy, Gaiam's Chairman and largest shareholder purchased for approximately $7.2 million Revolution Living's option to acquire approximately 2.3 million of his Gaiam shares at $10 per share. The option, if exercised today, would have yielded Rysavy approximately $23 million in cash, but would have reduced his holdings of 7.1 million Gaiam shares by approximately 32%. The price to repurchase the option was calculated as the spread between the negotiated $13.14 share price for Gaiam's purchase of the shares from Revolution Living and the $10 option exercise price. The option was originally issued as part of Revolution Living's investment in Gaiam where Revolution Living's purchase price for the 2.5 million Gaiam shares was above the 90 day share price average.

To raise the funds necessary to purchase Revolution Living's option, Rysavy transferred 545,000 of his Gaiam shares to Prentice Capital and affiliated funds, the second largest Gaiam shareholder, for $13.14 per share, with Rysavy directing all of the proceeds from the transaction to Revolution Living.

Revolution Living subsidiary purchased Gaiam's $3.8 million investment in "LIME: Healthy Living with a Twist," a multi-media company controlled by Revolution Living.

"After 18 months, we both determined that only minor synergies exist between Gaiam and Revolution Living, and therefore mutual equity holdings did not provide any meaningful operating advantages," said Jirka Rysavy and Steve Case in a joint statement. "We look forward to continued cooperation between Gaiam and LIME in the distribution of a growing collection of healthy living content."

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as "expect," "believe," "will," "should" or comparable terminology or by discussions of strategy. While the Companies believe their assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in the filings with the Securities and Exchange Commission. The Companies assume no duty to update any forward-looking statements.